Exhibit 7

Ref.: 1808.17590

March 23, 2010

Canadian Natural Resources Limited
2500, 855 Second Street SW
Calgary AB T2P 4J8

Re:  Consent of Independent Petroleum Consultants

To Whom It May Concern:

We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited incorporated by reference in its

(i)	Annual Report (Form 40-F) for the year ended December 31, 2009.

(ii)	Registration Statement on Form F-9 (File No. 333-162270), filed with the Securities and Exchange Commission.

Sincerely, SPROULE ASSOCIATES LIMITED Harry J. Helwerda, P.Eng. Executive Vice-President

Calgary, Alberta, Canada

HJH:paob
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